                                                                     Exhibit 4.4

THIS WARRANT AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER
(A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

No. IW-001

                                                                For the Purchase
                                                               of 320,000 shares
                                                                 of Common Stock



                               WARRANT TO PURCHASE
                                  COMMON STOCK
                                       OF
                        HARBOR BUSINESS ACQUISITION CORP.
                            (A Delaware Corporation)

         Harbor Business Acquisition Corp., a Delaware corporation (the "COMPANY"), for value received, hereby certifies that HARBOR HEALTHCARE HOLDING LLC (the "HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time at or before the earlier of (i) 5:00 p.m. Eastern Standard Time on [______] (the "EXPIRATION DATE"), (ii) the termination of this Warrant as provided in Section 8 hereof, or
(iii) the redemption of this Warrant as provided in Section 9 hereof, 320,000 shares of Common Stock, par value $0.001 per share, of the Company (the "COMMON STOCK"), at a purchase price per share equal to Five Dollars ($5.00) per share, as adjusted upon the occurrence of certain events as set forth in Section 3 of this Warrant. The shares of stock issuable upon exercise of this Warrant, and the purchase price per share, are hereinafter referred to as the "WARRANT STOCK" and the "PURCHASE PRICE," respectively.

         1. Exercise.

            1.1 Manner of Exercise; Payment in Cash. This Warrant may be exercised by the Holder, in whole or in part:

                  (a) commencing 3 months following the closing of the Company's first Business Combination (as defined in the Company's Certificate of Incorporation) (the "INITIAL BUSINESS COMBINATION") (i) as to one-half of the shares covered by this Warrant, if, and only if, the last sales price of the Common Stock equals or exceeds $7.50 per share for any 20 trading days within a 30 trading day period beginning after such Initial Business Combination, and (ii) as to the remaining shares covered by this Warrant, if and only if, the last sales price of the Common Stock equals or exceeds $9.00 per share for any 20 trading days within a 30 trading day period beginning after such Initial Business Combination; provided, however, that, appropriate adjustments shall be made in the application of the provisions of this Section 1.1(a) in the event of any adjustments to the Purchase Price pursuant to Section 3 hereof; and

                  (b) by surrendering this Warrant, with the purchase form
            appended hereto as Exhibit A duly executed by the Holder, at the principal office of the Company, or at such other place as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. Subject to Section 1.4 hereof, payment of the Purchase Price shall be in cash or by certified or official bank check payable to the order of the Company.

            1.2 Effectiveness. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in
Section 1.1 above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1.3 below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

            1.3 Delivery of Certificates. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) business days thereafter, the Company, at its sole expense, will cause to be issued in the name of, and delivered to, the Holder, or, subject to the terms and conditions hereof, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                  (a) A certificate or certificates for the number of full
            shares of Warrant Stock to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount determined pursuant to Section 1.4(c) hereof; and

                  (b) In case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock (without giving effect to any adjustment therein) equal to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1.1 above.

            1.4 Right to Convert Warrant into Stock: Net Issuance.
                -------------------------------------------------

                  (a) Right to Convert. Subject to Section 7, in addition to and without limiting the rights of the Holder under the terms of this Warrant, provided that this Warrant may then be exercised pursuant to Section 1.1(a) hereof, the Holder shall have the right to convert this Warrant or any portion thereof, to the extent it is then exercisable as provided in Section 1.1(a) hereof (the "CONVERSION RIGHT") into shares of Common Stock as provided in this Section 1.4 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Holder (without payment by the holder of any Purchase Price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing (X) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection (b) hereof), which value shall be determined by subtracting (A) the aggregate Purchase Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (Y) the fair market value of one share of Common Stock on the Conversion Date (as herein defined).

            Expressed as a formula, such conversion shall be computed as follows:

                X    =    B-A
                          ---
                           Y

                where:    X = the number of shares of Common Stock that
                              may be issued to the Holder

                          Y = the fair market value (FMV) of one share of
                              Common Stock

                          A = the aggregate Warrant Price (Converted Warrant
                              Shares x Purchase Price)

                          B = the aggregate FMV (i.e., FMV x Converted Warrant
                              Shares)

            No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date.

                  (b) Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with the Purchase Form in the form attached hereto duly completed and executed and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 1.4(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "CONVERSION DATE"), and, at the election of the Holder, may be made contingent upon the occurrence of any of the events specified in Section 8. Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new Warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within thirty (30) days following the Conversion Date.

                  (c) Determination of Fair Market Value. For purposes of this
            Agreement, "fair market value" of a share of Common Stock as of a particular date (the "DETERMINATION DATE") shall mean:

                       (i) If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the five-day period ending one business day prior to the Determination Date or, if less, such number of days as the Common Stock has been traded on such exchange;

                       (ii) If traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the five-day period ending one business day prior to the Determination Date or, if less, such number of days as the Common Stock has been traded over-the-counter; and

                       (iii) If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the Board of Directors of the Company.

                  2. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but instead shall, upon such exercise, round up or down to the nearest whole number of shares of Common Stock to be issued to the Holder.

                  3. Certain Adjustments.

                  3.1 Changes in Common Stock. In case the Company shall at any time after the date hereof (i) declare a dividend on the outstanding shares of Common Stock payable solely in shares of its capital stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a lesser number of shares, or (iv) issue any shares of its capital stock by reclassification of the shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Purchase Price, and the number and kind of securities issuable upon exercise or conversion of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that, subject to Section 1.1(a) hereof, the Holder after such time shall be entitled to receive upon exercise of this Warrant the aggregate number and kind of shares which, if such Warrant had been exercised or converted immediately prior to such time (assuming all of the requirements of Section 1.1(a) had been satisfied), such Holder would have owned upon such exercise or conversion and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                  3.2 Reorganizations and Reclassifications. If there shall occur any capital reorganization or reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in
Section 3.1), then, as part of any such reorganization or reclassification, lawful provision shall be made so that the Holder shall have the right thereafter to receive upon the exercise of this Warrant the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization or reclassification (assuming all of the requirements of Section 1.1(a) had been satisfied), such Holder had held the number of shares of Common Stock which were then subject to this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder, such that the provisions set forth in this Section 3 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

                  3.3 Merger, Consolidation or Sale of Assets. Subject to the provisions of Section 7, if there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of other businesses where the Company survives as a going concern), or the sale of all or substantially all of the Company's capital stock or assets to any other person, then as a part of such transaction, provision shall be made so that, subject to Section 1.1(a) hereof, the Holder shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the Holder would have been entitled if the Holder had exercised its rights pursuant to the Warrant immediately prior thereto (assuming all of the requirements of Section 1.1(a) hereof had been satisfied). In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 to the end that the provisions of this Section 3 shall be applicable after that event in as nearly equivalent a manner as may be practicable.

                  3.4 Certificate of Adjustment. When any adjustment is required to be made in the number of shares of Common Stock or other securities or property issuable upon exercise of this Warrant or in the Purchase Price, the Company shall promptly mail to the Holder a certificate setting forth such number of shares or other securities or property or the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Delivery of such certificate shall be deemed to be a final and binding determination with respect to such adjustment absent manifest error unless challenged by the Holder within ten (10) days of receipt thereof.

                  4. Compliance with Securities Act.

                  4.1 Unregistered Securities. The Holder acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any successor legislation (the "SECURITIES ACT"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock in the absence of (a) an effective registration statement under the Securities Act covering this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable "blue sky" or state securities law then in effect, or (b) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. The Company may delay issuance of the Warrant Stock until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws).

                  4.2 Investment Letter. Without limiting the generality of
Section 4.1, unless the offer and sale of any shares of Warrant Stock shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the Warrant Stock unless and until the Holder shall have executed an investment letter in form and substance satisfactory to the Company, including a warranty at the time of such exercise that the Holder is acquiring such shares for his, her or its own account, for investment and not with a view to, or for sale in connection with, the distribution of any such shares.

                  4.3 Legend. Certificates delivered to the Holder pursuant to
Section 1.3 shall bear the following legend or a legend in substantially similar form: ------

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE."

                  5. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. The Company covenants that all shares of Warrant Stock so issuable will, when issued against payment therefor, be duly and validly issued and fully paid and nonassessable.

                  6. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or in the case of mutilation upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

                  7. Termination Upon Certain Events. If, subsequent to the Initial Business Combination, there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of other businesses where the Company survives as a going concern), or the sale of all or substantially all of the Company's capital stock or assets to any other person, or the liquidation or dissolution of the Company, then as a part of such transaction, at the Company's option, either:

                  (a) provision shall be made so that, subject to Section 1.1(a)
            hereof, the Holder shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the Holder would have been entitled if the Holder had exercised its rights pursuant to the Warrant immediately prior thereto (assuming all of the requirements of Section 1.1(a) had been satisfied), and, in such case, appropriate adjustment shall be made in the application of the provisions of this Section 7(a) to the end that the provisions of this Section 7(a) shall be applicable after that event in as nearly equivalent a manner as may be practicable; or

                  (b) this Warrant shall terminate on the effective date of such merger, consolidation or sale (the "TERMINATION DATE") and become null and void, provided, that if this Warrant shall not have otherwise terminated or expired, (i) the Company shall have given the Holder written notice of such Termination Date at least twenty
            (20) business days prior to the occurrence thereof, and (ii) the Holder shall have the right, until 5:00 p.m., Eastern Standard Time, on the day immediately prior to the Termination Date to exercise its rights hereunder to the extent not previously exercised and without regard to whether the requirements set forth in Section 1.1(a) hereof have been satisfied.

                  8. Transferability. This Warrant shall not be assigned, pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process until such time as the Company completes the Initial Business Combination. The foregoing transfer restriction shall not apply to (a) transfers resulting from the death of any of the Holders, (b) transfers by operation of law, (c) any transfer for estate planning purposes to persons immediately related to the transferor by blood, marriage or adoption, or (d) any trust solely for the benefit of such transferor and/or the persons described in the preceding clause; provided, however, that with respect to each of the transfers described in clauses (a), (b), (c) and (d) of this sentence, prior to such transfer, each permitted transferee or the trustee or legal guardian for each permitted transferee agrees in writing to be bound by the terms of this Warrant. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Warrant or of any rights granted hereunder contrary to the provisions of this Section 8, or the levy of any attachment or similar process upon this Warrant or such rights, shall be null and void.

                  9. Redemption. The Warrant shall be non-redeemable so long as the Holder holds such Warrant following its issuance by the Company to such Holder. In the event the Warrant is transferred by the Holder other than to a transferee permitted pursuant to Section 8 hereof, then the Warrant may be redeemed in whole, and not in part, at a price of $0.01 per Warrant, upon a minimum of 30 days' prior written notice of redemption, if, and only if, the last sales price of the Company's Common Stock equals or exceeds $8.50 per share for any twenty (20) trading days within any thirty (30) trading day period ending three (3) business days before the Company sends the notice of redemption.

                  10. Registration Rights. This Warrant, together with the shares of Warrant Stock underlying this Warrant, are and will be entitled to registration rights under a registration rights agreement between the Holder and the Company.

                  11. No Rights as Shareholder. Until the exercise of this Warrant, the Holder shall not have or exercise any rights as a stockholder of the Company. ------------------------

                  12. Notices. All notices, requests and other communications hereunder shall be in writing, shall be (a) delivered by hand, (b) sent by overnight courier, or (c) sent by registered or certified mail, postage prepaid, return receipt requested. In the case of notices from the Company to the Holder, they shall be sent to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing. All notices from the Holder to the Company shall be delivered to the Company at its offices at 200 Highpoint Drive, Suite 215, Chalfont, PA 18914, or such other address as the Company shall so notify the Holder. All notices, requests and other communications hereunder shall be deemed to have been given (i) if made by hand, at the time of the delivery thereof to the receiving party at the address of such party described above, (ii) if sent by overnight courier, on the next business day following the day such notices is delivered to the courier service, or (iii) if sent by registered or certified mail, on the third business day following the day of registration or certification thereof.

                  13. Waivers and Modifications. Any term or provision of this Warrant may be waived only by written document executed by the party entitled to the benefits of such terms or provisions. The terms and provisions of this Warrant may be modified or amended only by written agreement executed by the parties hereto.

                  14. Headings. The headings in this Warrant are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions of this Warrant.

                  15. Governing Law. This Warrant will be governed by and construed in accordance with and governed by the laws of Delaware, without giving effect to the conflict of law principles thereof.


                                HARBOR BUSINESS
                                ACQUISITION CORP.

                                By:
                                         ---------------------------------------
                                         Name: J. Randall Williams
                                         Title: Chief Executive Officer

                                    EXHIBIT A

                                  PURCHASE FORM


To:      HARBOR BUSINESS ACQUISITION CORP.


         The undersigned pursuant to the provisions set forth in the attached Warrant (No. WCS-____), hereby irrevocably elects to (check one):

       _____(A) purchase __________ shares of the Common Stock, par value
                $0.001 per share, of Harbor Business Acquisition Corp. (the "COMMON STOCK"), covered by such Warrant and herewith makes payment of $____________, representing the full purchase price for such shares at the price per share provided for in such Warrant; or

       _____(B) convert _________ Converted Warrant Shares into that number of shares of fully paid and nonassessable shares of Common Stock, determined pursuant to the provisions of Section
                1.4 of the Warrant.

The Common Stock for which the Warrant may be exercised or converted shall be known herein as the "WARRANT STOCK."

         The undersigned is aware that the Warrant Stock has not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The undersigned understands that reliance by the Company on exemptions under the Securities Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Purchase Form.

         The undersigned represents and warrants that (a) he, she or it has been furnished with all information which he, she or it deems necessary to evaluate the merits and risks of the purchase of the Warrant Stock, (b) e, she or it has had the opportunity to ask questions concerning the Warrant Stock and the Company and all questions posed have been answered to his, her or its satisfaction, (c) e, she or it has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Warrant Stock and the Company, and (d) t has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of purchasing the Warrant Stock and to make an informed investment decision relating thereto.

         The undersigned hereby represents and warrant that it is purchasing the Warrant Stock for his, her or its own account for investment and not with a view to the sale or distribution of all or any part of the Warrant Stock.

         The undersigned understands that because the Warrant Stock has not been registered under the Securities Act he, she or it must continue to bear the economic risk of the investment for an indefinite period of time and the Warrant Stock cannot be sold unless it is subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

         The undersigned agrees that he, she or it will in no event sell or distribute or otherwise dispose of all or any part of the Warrant Stock unless
(1) here is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Warrant Stock, or (2) he Company receives an opinion satisfactory to the Company of the undersigned's legal counsel stating that such transaction is exempt from registration. The undersigned consents to the placing of a legend on his, her or its certificate for the Warrant Stock stating that the Warrant Stock has not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Warrant Stock until the Warrant Stock may be legally resold or distributed without restriction.

         The undersigned has considered the federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Warrant Stock.



                  --------------------------------------------------------------

                  Dated:
                               -------------------------------------------------